Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-209037, No. 333-204795, No. 333-199033 and No. 333-195124), of Can-Fite Biopharma Ltd. and in the related Prospectus of our report dated March 30, 2017 with respect to the consolidated financial statements of Can-Fite Biopharma Ltd. and its subsidiaries, included in this Annual Report on Form 20-F for the year ended December 31, 2016.

Tel-Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer KOST FORER GABBAY & KASIERER
March 30, 2017	A Member of Ernst & Young Global